UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February March 1, 2004

Date of earliest event reported: February 13, 2004

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110, Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Item 1, items 3 through 6, and items 8 through 12, are not applicable.

Item 2. Acquisition or disposition of assets.

On February 19, 2004, Sonic Solutions (“Sonic”) announced the successful completion of its acquisition of InterActual Technologies, Inc. (“InterActual”). The acquisition was completed on February 13, 2004.

On January 31, 2004, Sonic agreed to acquire InterActual for a total purchase price of $8.8 million in cash. The purchase price was determined by negotiation between the parties. The acquisition was accomplished through a merger of a newly-formed wholly-owned subsidiary of Sonic with and into InterActual, with InterActual surviving the merger as a wholly-owned subsidiary of Sonic. The funds used by Sonic in connection with the purchase price are from Sonic’s working capital. Sonic intends to use the acquired assets for the purposes described in its press release dated February 2, 2004.

In connection with the acquisition, Sonic entered into an Agreement and Plan of Reorganization (“Agreement”). The description contained in this Item 2 of the transaction contemplated by the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 2, 2004, Sonic issued a press release announcing the signing of the Agreement and, on February 19, 2004, issued a press release announcing the successful completion of the acquisition. Those press releases are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) The financial statements will be filed by means of an amendment to this Form 8-K within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(b) The pro forma financial information will be filed by means of an amendment to this Form 8-K within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(c) Exhibits

99.1	Agreement and Plan of Reorganization

99.2*	Sonic Solutions Press Release, dated February 2, 2004.

99.3	Sonic Solutions Press Release dated February 19, 2004.

*	Incorporated by reference to exhibits to Current Report on Form 8-K filed on February 3, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

/s/ Robert J. Doris
By: Robert J. Doris
President and Director
(Principal Executive Officer)

Date: March 1, 2004

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EXHIBIT INDEX

99.1	Agreement and Plan of Reorganization.

99.2*	Sonic Solutions Press Release, dated February 2, 2004.

99.3	Sonic Solutions Press Release, dated February 19, 2004

*	Incorporated by reference to exhibits to Current Report on Form 8-K filed on February 3, 2004.

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